CONSENT  OF  INDEPENDENT  AUDITORS


     I consent to the use in this Registration Statement on Form 10SB of Interactive Multimedia Networks, Inc., of my report dated August 11, 2000 appearing in the Prospectus which is part of this Registration Statement.

     I also consent to the reference to me under the heading "Experts" in such Prospectus.


By:  /s/  Mark  Cohen
       Mark  Cohen  C.P.A.


Hollywood,  Florida
August  17,  2000